SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 11, 2010

NanoAsia Ltd.
(Exact name of registrant as specified in its charter)

Nevada	333-156409	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

495 State Street Suite # 459, Salem, Oregon	97301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  971-239-4166

Shop G18-19 Zheng Cheng Bu Xing Jie, Changping, Dongguan Guangdong China 523560 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

NANOASIA LTD.

Item 1.01.     Entry into a Material Definitive Agreement

The Merger

On February 11, 2010, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ad Systems Communications, Inc., a privately held Oregon corporation (“Ad Systems”), and NanoAsia Acquisition Corp. (“Acquisition Sub”), our newly formed wholly-owned Nevada subsidiary. In connection with the closing of this merger transaction, Ad Systems merged with and into Acquisition Sub (the “Merger”) on February 11, 2010, with the filing of articles of merger with the Nevada secretary of state.  As a result of the Merger, Ad Systems no longer exists and Acquisition Corp. became our wholly-owned subsidiary.

In addition, pursuant to the terms and conditions of the Merger Agreement:

▪
The sole shareholder of all of the capital stock of Ad Systems issued and outstanding immediately prior to the closing of the Merger exchanged his shares into 4,000,000 shares of our common stock. As a result, the sole shareholder of Ad Systems received 4,000,000 newly issued shares of our common stock.

▪	As a result, immediately following the Merger, there were 13,000,000 shares of our common stock issued and outstanding.

▪	Our board of directors was reconstituted to consist of Joseph M. Heil who, prior to the Merger, was a director of Ad Systems.

▪	Ad Systems provided customary representations and warranties and closing conditions, including approval of the Merger by its sole shareholder.

As of the date of the Merger Agreement and currently, there are no material relationships between us or any of our affiliates and Ad Systems, other than in respect of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Sale of NanoAsia Business

Immediately following the closing of the Merger, in a separate transaction, our former Chief Executive Officer and sole director, Mr. Ryan Chi Wing So, along with our former Secretary, Sien Ting Cindy Tsang, and our former majority shareholder, Chun Fong Tsang, agreed to purchase our former nano-technology business in exchange for the cancellation and return all of their collective common stock into treasury and the forgiveness of debts we owed to them. Specifically, in the Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (“Asset Transfer Agreement”), these parties retired 6,400,000 shares of our common stock and forgave our company $64,000 in related party payables in exchange for our prior business of nano-technology and any assets that relate to that business.

The foregoing description of the Asset Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Asset Transfer Agreement, which is filed as Exhibit 2.2 hereto and incorporated herein by reference.

Item 2.01.     Completion of Acquisition or Disposition of Assets

As used in this Current Report on Form 8-K, all references to the “Company,” “Ad Systems,” “we,” “our” and “us” or similar terms, refer to Ad Systems Communications, Inc., including its predecessors and its subsidiaries, except where the context makes clear that the reference is only to Ad Systems. Information about the Company and the principal terms of the Merger are set forth below.

Merger

The Merger. On February 11, 2010, in accordance with the Merger Agreement dated February 11, 2010, Ad Systems merged with and into our Acquisition Sub, and the sole stockholder of Ad Systems received 4,000,000 shares of our common stock. As a result, at closing, in exchange for 100% of the outstanding capital stock of Ad Systems, the sole stockholder of Ad Systems received 4,000,000 shares of our common stock, which represented approximately 60.60% of our outstanding common stock following the Merger and related transactions described in Item 1.01 of this Current Report.

At the time of the Merger, neither we nor Ad Systems had any options to purchase shares of capital stock outstanding. Additionally, at the time of the Merger, neither we nor Ad Systems had any warrants to purchase shares of capital stock outstanding.

There were 9,000,000 shares of our common stock outstanding before giving effect to the stock issuances in the Merger and the cancellation of 6,400,000 shares by Messrs. Ryan Chi Wing So and Chun Fong Tsang. Following these events, there were 6,600,000 shares outstanding, including:

Shares 4,000,00 2,600,000	Held by: Ad Systems Shareholders Existing shareholders

The shares of our common stock issued to the former sole holder of Ad Systems’s capital stock in connection with the Merger were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering.

Prior to the Merger, there were no material relationships between us and Ad Systems, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than as disclosed in this Current Report.

General Changes Resulting from the Merger. We have sold our interest in our prior business of nano-technology and any assets that relate to that business to Mr. Ryan Chi Wing So, along with our former Secretary, Sien Ting Cindy Tsang, and our former majority shareholder, Chun Fong Tsang in exchange for the cancellation of 6,400,000 shares of our common stock owned by them, and the forgiveness of related party indebtedness owed by us to him in the amount of $64,000.  We intend to carry on the business of Ad Systems, as our primary line of business. We have relocated our principal executive offices to 495 State Street Suite # 459, Salem, Oregon 97301and our telephone number is 971-239-4166.

Pre-Merger stockholders of Ad Systems will be required to exchange their existing Ad Systems stock certificates for our certificates. Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. As of February 11, 2010, our shares were quoted on the OTCBB under the symbol “NNAS.OB”

The Merger and its related transactions were approved by the holders of a requisite number of shares of (i) Ad Systems’s common stock by written consent in lieu of a meeting, and (ii) NanoAsia Acquisition Corp.’s common stock by written consent in lieu of a meeting. Under Oregon law, Ad Systems’s stockholders who did not consent to the Merger may demand in writing, pursuant to the exercise of their appraisal rights, that Ad Systems pay them the fair value of their shares. Determination of fair value is based on all relevant factors, except for any appreciation or depreciation resulting from the anticipation or accomplishment of the Merger.   One Hundred percent of the stockholders of Ad Systems consented to the Merger and thus no appraisal rights may be exercised under Oregon law.

Changes to the Board of Directors. Ryan Chi Wing So resigned as our President, CEO and director. Sien Ting Cindy Tsang resigned as our Secretary.  Pursuant to the terms of the Merger Agreement, Joseph M. Heil who prior to the Merger was a director of Ad Systems Communications, Inc., was appointed as our sole officer and director.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment. The Merger is being accounted for as a purchase of the assets of Ad Systems Consequently, the assets and liabilities of Ad Systems will be restated to their fair values. Our consolidated financial statements after completion of the Merger will include the assets and liabilities of companies, our historical operations and the operations of Ad Systems from the closing date of the Merger.  Except as described herein, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a future change of control of the Company. We will continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Merger.

Description of Our Company

Company Overview

We were incorporated as “NanoAsia Ltd.” (“NanoAsia”) on September 19, 2007, in the State of Nevada for the purpose of purchasing chemicals produced through the use of nano-technology by NanoDuck China, using those chemicals to treat finished garments for companies that manufacture and sell clothing, and selling those chemicals to fabric mills who wish to produce and sell fabrics with special performance features.

However, we recently determined that our current business model was inferior to the opportunity we discovered with Ad Systems. Accordingly, on February 11, 2010, we entered into the Merger Agreement with Ad Systems, whereby we acquired all of the assets, liabilities, and business operations of Ad Systems.

In consequence of entering into the Merger Agreement, we have determined to pursue the business plan of Ad Systems. We are currently engaged in the cable television advertising business.

Our Business

We are engaged in the business of developing, manufacturing, selling, and managing advertisement insertion hardware and software systems and services (our "Products" and “Services”). We have specifically targeted second and third tier cable TV operators that deploy national cable TV networks in the U.S. However, we do have plans to expand our operations to certain international markets.

Our Product enables local cable operators (our “Customers”) to insert advertising in both conventional and nontraditional cable TV systems. Our Services to the operator consist of acquiring advertising spots from local, regional, and national advertisers; scheduling, running, and billing for playback time; installing and maintaining the associated hardware and software; providing ongoing support; and managing ad sales, all on a revenue share basis.

We are an independent provider of designated market area (“DMA”) based cable TV advertising sales and commercial delivery in the U.S. We expect that our international expansion will initially focus on market opportunities in India and Latin America, followed by Canada. We intend to continue to focus the placement of our Products with independently-owned cable TV systems, franchised cable operators, colleges and university campuses, hotels, resorts, and other multi-dwelling-units (“MDUs”).

We provide ad-insertion technology and services to Customers who were previously unable to benefit from this technology due to the prohibitively high cost of most ad-insertion systems. Our hardware is significantly less expensive to produce than traditional systems, and we maintain ownership of the system when we place it with a Customer. Thus, our Customer’s experience no out-of-pocket expense; they simply split with us the additional revenue generated by our system.

Based on this model, we successfully completed a beta rollout to 12 sites in early 2008, and have since increased our customer base to 25 cable TV systems. This customer base is comprised of several Universities and small cable operators for an installed base of some 225,889 subscribers. We are ready to expand this customer base with 195 additional multi-year contracts that have already been signed, increasing our installed base to 824,400 in 2010, and 4,255,200 in 2011. Additionally, we have multiple five-year contracts pending, which, when concluded, will increase this installed base to 11,671,299 in 2012 and 22,135,200 in 2013. We anticipate monthly revenues on average of $4 to $6 per subscriber once fully deployed.

Our offices are located at 495 State Street Suite # 459, Salem, Oregon, 97301.

Cable Television Basics

Cable service is the transmission to subscribers of video programming, or other programming service.

Cable TV is a video delivery service provided by a cable operator to subscribers via a coaxial cable or fiber optics. Programming delivered without a wire via satellite or other facilities is not "cable TV" under the Federal Communications Commission’s (“FCC”) definition.

A cable system is a facility, consisting of a set of closed transmission paths and associated signal generation, reception, and control equipment that is designed to provide cable service which includes video programming and which is provided to multiple subscribers within a community.

A cable TV system operator is any person or group of persons who provides cable service over a cable system, and directly or through one or more affiliates owns a significant interest in such cable system, or who otherwise controls or is responsible for, through any arrangement, the management and operation of such a cable system.

A head end is a master facility for receiving TV signals through large satellite dishes for processing and distribution over a cable TV system. The head end facility is normally an unstaffed building, which is unstaffed and surrounded by some type of security fencing. The electronic equipment contained in the head end building is used to receive and re-transmit video over the local cable infrastructure.

Most cable systems divide their channel tiers, or lineups, into three or four basic channel packages. A must-carry rule requires all cable TV systems to carry local broadcast stations on their tiers. Cable TV systems are also required to offer a subscription package that provides these broadcast channels at a lower rate than the standard subscription rate.

Cable Television Advertising Industry

While the current recession has reduced advertising budgets and many of the advertising segments have seen decreases in spending, cable TV has seen increases in ad spending. Top of Form
AAccording to the Nielsen Company, which sets the industry standard for tracking TV watching and compiling viewership statistics known as ratings, the number of dollars spent on overall advertising in the U.S. during the first nine months of 2009 declined 11.5 percent, compared to the same period the previous year. This significant decline likely reflects the ongoing economic struggles in this country. The findings also indicate that advertisers are reassessing where to spend their dollars. This is most apparent in the continuing migration of advertisers away from print. According to Nielsen’s Senior VP for New Business Development, Terrie Brennan, local newspapers saw 12,000 fewer advertisers in their pages last year, while nine of 10 top cable TV categories saw increased ad spending. Declining newspaper circulation indicates that people are reading fewer print newspapers and are instead turning to new media like the Internet and other traditional sources, such as cable TV.

The uptick in cable advertising may also be attributed to the ability of cable channels to serve special interests (i.e. cooking, home improvement, movies, news, weather, etc.), as well as that of cable operators to allow advertisers to target specific geographic areas of the cable service area. Beyond these specifics lies a more basic explanation: tough economic circumstances force a reassessment of spending business spending habits. The recent reassessment of media selections has resulted in an increased popularity of video – a format that can be targeted to reach specific consumers groups. Advertisers continue to rely on TV’s proven model and seek to spend their dollars there first.

Advertising Insertion

TV advertising is successful, in part, because the average consumer is exposed to72 minutes worth of TV advertising every day. Insertion of local ads into national broadcasts further augments the revenue opportunity for operators – with a $6 billion market in the U.S. alone in 2007, and projected growth to over $7 billion by 2012. Ad-insertion systems open doors to these entirely new revenue streams for both local and national advertisers who want to target geographic regions. Local advertisers who could otherwise not afford ads on nationally broadcast TV programs now have the ability. Likewise, national advertisers who want to target regionally now have that option available to them. For operators, local-ad insertion has meant an increase in their average revenue per subscriber through the sale of spots to these new found advertisers.

The typical agreement between an operator and a network or programmer allows the operator to insert up to two or three minutes of advertising every hour of each day. These two minutes, while it might not seem like much, can quickly add up. Assuming that each ad is 30 seconds in length, two minutes every hour means:

•	96 local ads per channel per day

•	672 local ads per channel per week

•	34,944 local ads per channel per year

That means that by inserting ads into only 12 channels, operators can insert 419,328 local ads per year. Even when assuming a very conservative average of $2 per 30 second spot, that still results in over $800,000 in revenue per year.
Local ad insertion is not inserting ads into the local network’s stations; rather it is the local operators inserting ads into the cable network’s broadcasts. Targeting is done based upon pre-determined designated marketing areas (“DMAs”), allowing advertisers to target ads to specific regions – a luxury not afforded to them with nationally broadcast ads. Ad insertion also provides tremendous upsell opportunities for operators, since they can now promote additional services as well as premium TV offerings based on different DMAs, allowing operators to maximize their ad-targeting abilities and increase their advertiser’s efficiency.

The following is industry data published by the National Cable & Telecommunications Association:

Cable Industry Revenue (year ended December 2009)	$90.2 B
Cable Advertising Revenue (year ended December 2008)	$26.6 B
Number of Cable Operating Companies (December 2009) (Nielsen Focus)	1,179
National Cable Programming Networks (2006)	565
Number of Cable Systems (December 2009) (Nielsen Focus)	7,677
Non-Incumbent Cable Multichannel Video Service Customers (Sept. 2009)	38.8M

Cable Advertising Revenue (In millions)
1999 - 2008

Year	Cable Networks	Local/Spot Ads	Reg. Sports Nets	Total Ad Revenue
1999	$8,876	$2,667	$426	$11,978
2000	$10,447	$2,879	$425	$13,805
2001	$10,336	$2,860	$442	$13,726
2002	$10,812	$3,294	$455	$14,705
2003	$12,294	$3,354	$488	$16,370
2004	$13,867	$3,807	$542	$18,551
2005	$15,771	$3,978	$599	$20,816
2006	$17,331	$4,236	$682	$22,881
2007	$19,600	$4,713	$749	$25,062
2008	$21,425	$4,343	$852	$26,620

Cable continues to attract consumers with programming that speaks to their needs and interests like no other media vehicle. National and Local Cable provides an opportunity for advertisers as viewers continue to migrate to Cable TV. Cable ratings continue to grow at the expense of Broadcast, which is showing across-the-board declines. Cable regularly outperforms all other sources of TV in viewership and diversity. The targeted reach and impact of cable make it an attractive media investment for advertisers.

Advertising-Insertion Technology

The television industry has long sought a profitable and practical mode to enable advertisers to buy TV ads targeted at selected groups of consumers. Now that the recession has greatly reduced ad budgets, cable companies are intensifying their focus on targeted TV ads.

Since cable signals are carried by physical networks capable of two-way communication, cable TV has greater potential to use information about viewers and ad-insertion technology to target ads than do broadcast networks, which use one-way over-the-air transmission. However, differences in cable systems and varying equipment types, such as certain types of set-top boxes, create complicated technological obstacles for targeted-ad insertion.

Digital-Program Insertion

Cable companies are allowed to trade out certain national ads with their own ad units during each hour of programming on a particular channel. This is executed via a process called Digital-Program Insertion (“DPI”).  Essentially, broadcasters insert a signal a couple of seconds before an ad that indicates the ad is replaceable. When the ad begins to play, the broadcaster sends another signal telling the cable company to being their replacement at that moment. If the technology works correctly, the existing ad is then seamlessly replaced with the new ad. There is about a two second threshold, however, where the splice can expose the seams and bleed from the original ad can be seen before the inserted one begins. This is becoming less common as the technology improves.

DPI has enabled seamless commercial ad insertion into an MPEG-2 video stream over the past several years. MPEG is widely used as a standard definition (“SD”) codec (codecs are hardware or software used to encode and decode a digital data stream for easier transmission). Service providers are realizing the business potential that lies in this technology, as well as the quick return on investment (“ROI”), and are expanding and investing in more digital splicing channels.

Advertising-Insertion Process

To date, the technology for regional-ad insertion has mainly been based on MPEG-2 codecs – a mature technology that is widely available. However, digital video solution providers are developing products that will enable digital-ad insertion not only on SD MPEG-2 services, but also on high definition (“HD”) and advanced video codec (MPEG-4 AVC or H.264) services.
The transition to the new codec, in conjunction with the introduction of IP networking technology for video delivery, has provided an opportunity for enhanced and updated ad-insertion solutions, resulting in further advancements in this space.

The overall ad-insertion system consists of many components that must interact according to certain expectations. The typical system components are traffic and billing, automation, digital compression, a video server, and a digital splicer. A set of communication protocols between the automation system and the compression system, the compression system and the digital splicer, and the ad server and the digital splicer have been established as industry standards. The protocols ensure that all the components can easily be integrated and work together, no matter which vendor's equipment is being used.

The Society of Cable Telecommunications Engineers (“SCTE”) has created the following standardization protocols:

•	SCTE 35 defines the cue messages that are embedded in the transport stream (“TS”). It also defines the upcoming splice points and other timing information.
•	SCTE 30 defines the communications between a splicer and the ad server in response to the messages defined in SCTE 35.
•	SCTE 104 defines the communications between an automation system and the compression system that will insert SCTE 35 private sections into the outgoing TS.

The signal flow begins with the compression system that receives live content and compresses it in an MPEG stream. The automation server triggers the compression system to place SCTE 35 messages in the TS. The positions of ad avails (replaceable ads) are signaled by SCTE 104 from the automation server to the compression system. The digital splicer extracts the SCTE 35 message from the TS and then passes the splice request to the ad server over a SCTE 30 message. The ad server receives the schedules from the traffic and billing system. The schedule contains the information that specifies the channel and which ad to insert at which time. The ad server follows these instructions when the splicer requests an ad. The splicer inserts material from the server in place of the incoming transport stream in response to SCTE 35 commands embedded in the TS.

Customer expectations of a fully digital ad-insertion system's performance are fairly high. Moving from traditional ad-insertion architecture, using baseband, to a fully digital system introduces the need for a more seamless splice because of the improved video quality. It is worth noting that the delivery of clean switches is the responsibility of the splicer involved, rather than the encoder or server.

The existing MPEG-2 ad-insertion technology was designed and developed using rate shaping (requantization or re-encoding) as its starting point. Rate shaping is widely used by service providers who want to groom a set of channels into a fixed bandwidth pipe. It is therefore no surprise that the majority of ad-insertion deployments to date have been within the cable industry, as its hybrid fiber-coaxial (“HFC”) architecture requires delivering video in fixed bandwidth pipes.

Targeted-Advertising Insertion

The fact that the cable network industry is segmented is one of the medium’s biggest advantages with respect to digital ad insertion, or more specifically, regional ad insertion. The segmentation of cable networks initially came about in order to offer on-demand services, but operators soon discovered that they could use this architecture for ad zones. A large cable operator has the ability to insert different ads in various geographical locations during the same program. This network topology enables cable operators to insert the right ad to the right target channel at the right time to gain the maximum impact, which enables them to charge a premium for the ad-insertion service. However, this kind of service needs to be cost-effective in order to be successful.

While DPI technology was rapidly adopted by the North American cable market, the international market is moving toward this technology at a much slower pace. The main reason is the low number of channels the multi-system operator (“MSOs”) are allowed to splice into. These are increasing, however, and will soon make it worthwhile for those operators to invest in a DPI solution. However, longer term, the industry is likely to transition to a fully unicast IP-based environment that will incorporate targeted-ad insertion.

Our Products and Services

The rising demand for effective and efficient revenue-generating advertising mediums in the U.S. and globally has resulted in what we anticipate will be a highly receptive potential market for our Products and Services. The current recession has further focused the aim of advertisers to invest in the most cost-efficient and proven methods of advertisement. However, the high financial cost of the equipment required for ad insertion has limited the practice to large cable companies with significant subscriber bases in highly populated areas.

We have developed hardware, which is capable of inserting ads seamlessly into the ad avails transmitted by the networks. By installing our hardware and providing support services for a small market cable operator, we allow the operator to participate in an advertising segment that had previously been unavailable. Rather than selling our Products to cable operators, we install the hardware, sell ads, ensure the seamless operation of the equipment, and provide other support services. We receive a percentage of the revenue generated by the ad insertion made possible by our Products. With no up-front capital investment required, cable operators of any size can afford to participate in ad insertion.

Networks such as CNN, ESPN, USA, FOX, TBS, Discovery Channel, and over 35 other Networks give 2-3 minutes per hour to the local cable TV operator for the purpose of inserting 30 to 60 second advertising spots. Our Proprietary technology can insert advertising into these channels, not only in conventional cable TV systems but also in nontraditional cable TV systems where this was previously not possible due to technology or cost barriers.  Our technology can work on any platform and every type of video delivery. This technology has opened new markets that include independently owned cable TV systems, franchised cable operators, colleges and university campuses, hotels, resorts, and Multi-dwelling-units.

The cable operators we are targeting generally have 10,000 to 15,000 subscribers. However, some may represent as few as 500 subscribers. Some 30 million households in the United States are on cable TV systems of this size that deploy national cable TV networks. We also intend to expand internationally, initially focusing on market opportunities in India and Latin America, followed by Canada. We currently manufacture and hold licenses to proprietary patent-pending ad-insertion technology.

Our cost to deploy these systems is low enough to allow installation to even the very smallest of operators, with a short return on capital enabling profitability in the short term at each site. Our Services to the operator consist of acquiring advertising spots from local, regional, and national advertisers; scheduling, running, and billing for playback time; installing and maintaining the associated hardware and software; providing ongoing support; and managing ad sales, all on a revenue share basis.

Distribution of products

We do not typically sell our technology to our customers. Instead, we retain ownership and install our own Products ourselves, or we make use of contract installation personnel when needed.  Commercials and video content are then streamed over the internet to each server for network spot placement.

Product Manufacturing

We have developed our ad insertion hardware and contract with a third-party vendor to manufacture the Products according to our specifications. We are currently reliant on a contract manufacturer, Sanmina Inc of Salt Lake City, to build our Products. However, we do not feel that this reliance will jeopardize delivery of our Products, as any general manufacturer can create our hardware to our specifications at approximately the same cost. However, should the need arise to change manufacturers, such a course of action may delay delivery and incur additional costs in doing so.

We are also currently reliant on a single vendor, Vela Research, for a playback module that is incorporated in our Product. We have a good relationship with this company and they have enough components available for our planned deployments for the current fiscal year. Beyond the current fiscal year, the completion of current development projects will eliminate our need for this component.

Revenue

We generate revenue when ads are inserted by our equipment into shows at the head ends of our customers. We can increase that revenue by increasing our customer base, and by selling advertising on behalf of those customers. We currently employee a sales team with an eye towards these two goals.

None of our cable operator customers is large enough to garner the attention of major national advertisers, and few have the staff to pursue local advertisers because they haven’t previously had the ability to insert their ads. Not only does our sales team pursue local advertisers, but because we represent a large combined subscriber base, we are able to negotiate collectively on behalf of numerous small cable operators. Because our combined size is a benefit, our negotiating power and effectiveness will increase as we add cable operators and our subscriber base increases. When our subscriber base surpasses one million, we will be able to bypass agency fees, negotiate directly with large advertisers, and generate additional revenue for Ad Systems and our customers.

If we are successful in selling advertising and generating revenue for our customers, our ability to sign other cable operators will be greatly enhanced. As we sign additional cable operators, our ability to sell advertising and generate revenue will increase. Such a positive cycle would assist in our growth and increase our brand value. This would make international expansion more viable.

Competition

We compete with a number of established manufacturers, importers, and distributors who sell ad-insertion technology to cable TV operators. These companies enjoy brand recognition which exceeds that of our brand name. Many of these companies have significantly greater financial, distribution, advertising, and marketing resources than we do, including:

•	Cisco
•	Harris
•	Motorola
•	IBM
•	Microsoft
•	Sun Microsystems
•	Thomson Multimedia
•	TiVo
•	Seachange
•	Arris
•	Tandberg TV
•	Concurrent
•	Harmonic

We hope to compete in this industry by targeting small cable operators and offering affordable prices. Capital costs from our competitors generally range from $25,000 to $500,000 per site, depending on the quality and specifications of the units being sold. Small cable TV operators cannot afford the equipment, and do not have the expertise or physical resources to manage ad sales, traffic, and billing. Our proprietary technology permits this equipment to be installed on a revenue-share basis with no capital cost to the operator. We offer cable TV system operators full turnkey service including equipment and installation with ad sales, and traffic and billing management.

 We compete primarily on the basis of quality, brand name recognition, and price. We believe that our success will depend upon our ability to remain competitive in our product areas. The failure to compete successfully in the future could result in a material deterioration of customer loyalty and our image and could have a material adverse effect on our business.

Intellectual Property

We currently manufacture and hold licenses to proprietary patent-pending ad-insertion technology. We have filed for patent pending status as we continue to manufacture, distribute, and sell our ad-insertion technology. When we expand our operations internationally, we intend to apply for patent protection in those countries in which we intend to do business.

We currently have a patent pending on our existing technology, filed in October of 2007. We plan to file at least three more patent applications in the coming year, one for a successor product, and two that pertain to distribution of ad-insertion material and scheduling.

We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product design, proprietary manufacturing processes and technologies, product research and concepts and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We do not anticipate having to expend significant resources to comply with any governmental regulations of the cable advertising industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes.

Currently the FCC has no regulations with regard to advertising insertion other than regulations that apply to the content itself. The Company does not generate or have any control over this content other than to pre-screen it and ensure that it is compliant. Advertisement regulations enforced by the FCC include regulations prohibiting cigarette advertising. Advertisements for cigarettes, little cigars, and smokeless tobacco are prohibited on any medium of electronic communication subject to the jurisdiction of the FCC. Laws against these types of advertising have criminal penalties and are administered by the U.S. Department of Justice rather than by the FCC.

The computers systems that are deployed by us are items purchased from computer manufacturing companies and are compliant with FCC part 15 regulations, and there is little or no effect of any SCTE standard in any current product, however it is anticipated that this may affect future developments.

The ad-system inserter product is not a consumer item and is not subject to consumer regulations, but is under the influence of FCC part 15 regulations for emissions from a computing device.

Employees

Joseph M. Heil is our sole officer and director, serving as President and Chief Executive Officer and Director.

We have a highly experienced management team made up of individuals skilled in cable, satellite, and broadcast TV, technology development, and finance. Each individual has a history of success and previous management experience corresponding to this type of operation. They are recognized in both the communications and advertising industries and are prepared to make a major impact in the ad-insertion industry. Management has many years of industry experience with a complete understanding of the cable TV, satellite communications industry, and advertising industry, as well as personal acquaintances with industry luminaries, advertising leaders, and trade association management.

If necessary, we intend to expand our current management to retain skilled directors, officers, and employees with experience relevant to our business focus. Our current management team is highly skilled in technical areas such as researching and developing our product, but not skilled in areas such as marketing our product and business management. Obtaining the assistance of individuals with an in-depth knowledge of operations and markets will allow us to build market share more effectively. We intend on employing sales representatives in the U.S., as well as in India, Latin America, and Canada when we are ready to expand internationally.

We currently have a core operation with ten employees in a central office networking each of our contracted cable TV systems via the internet.  All 25 locations throughout the country are synced with our central controller and operator.  All sales take place centrally and scheduled daily. Our ten full time employees currently meet our need. However, we anticipate that we may need to hire up to five additional employees during 2010 if we experience significant growth.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws. The product is not operated in any dangerous environment and does not contain any material that is hazardous to human life.

Research and development activities

During the past two years one person has been dedicated to research and development. These activities have produced the networked insertion software, the head end control, and the traffic and billing systems. During 2009 a second engineer was hired on a contract basis, and the preliminary design for the next generation product was completed. These activities have been externally funded and do not impact customer pricing for current product. We expect that the cost of this development will be absorbed by a reduction in cost of goods for the ensuing rollouts in year 3 and 4.

Description of Property

We maintain our corporate offices at 495 State Street Suite # 459, Salem, Oregon 97301. Our telephone number is 971-239-4166. Our current status is a month to month lease which is intentional leasing strategy by the company’s management which allows the company to expand its space or move as the company grows.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in “Risk Factors” and include, without limitation:

▪	Our limited and unprofitable operating history;
▪	the ability to raise additional capital to finance our activities;
▪	legal and regulatory risks associated with the Merger;
▪	the future trading of our common stock;
▪	our ability to operate as a public company;
▪	general economic and business conditions;
▪	the volatility of our operating results and financial condition; and
▪	our ability to attract or retain qualified senior scientific and management personnel.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

THE FOLLOWING DISCUSSION SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS CURRENT REPORT ON FORM 8-K.

This discussion should be read in conjunction with the audited financial statements of Ad Systems for the years ended December 31, 2008 and 2007, and unaudited financial statements for the eleven months ended November 30, 2009. This discussion contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements regarding our expected financial position, business and financing plans. These statements involve risks and uncertainties. Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this Current Report on Form 8-K, particularly under the headings “Forward Looking Statements” and “Risk Factors.”

Plan of Operations

Product Development

We intend to continue the development and refinement of our Product over the coming months. We are currently in the process of developing the next generation of our Product to ensure that it will maintain compatibility with evolving TV technology and continue to function successfully on any platform and every type of video delivery.

During the last two years one person has been dedicated to research and development. This has produced the networked insertion software, and both the head end control and traffic and billing systems. During 2009 a second engineer was hired on a contract basis, and the preliminary design for the next generation product was completed. These activities have been externally funded and do not impact customer pricing for the current Product. The cost of this development will be absorbed by a reduction in cost of goods for the ensuing rollouts in year 3 and 4.

Our flagship product, Addige.NET, has been deployed and is in the commercial stage. A follow-up product that will reduce our costs and reliance on outside vendors is currently under development. However, we do not have the capital necessary to complete the development of this next generation of ad insertion hardware. We intend to resume development should sufficient capital become available through operating revenue, or debt or equity financing.

Our current Product is a standalone inserter, capable of controlling up to 8 networks and sharing up to 4 playback devices for commercial insertion. While this technology meets our needs and the current needs of our customers, we intend to upgrade the insertion technology in order to cater to all-digital cable head ends, including IP TV, which is becoming increasingly popular. A second generation is planned, which is intended for the following application environments:-

1.	Analog Insertion
2.	MPEG-2 stream splicing
3.	Digital Overlay
4.	Digital Signage

Analog insertion is still the technology of today, but it is rapidly being displaced as new digital head ends drive costs downward. The response to this pressure is to include digital-into-digital splicing (also known as MPEG-2 stream splicing), which we expect to develop and offer as development funds become available. Digital overlay and signage represent growth markets for us in the future, once the cable market has become saturated.

Significant Equipment

We intend to pay our contracted manufacturer to build between 75 to100 new systems and network support equipment for us to deploy during 2010. The capital cost for acquisition and deployment of this equipment is expected to be approximately $600,000.00

Our operations are currently implemented on a small number of servers, which will have to be increased in order to accommodate growth. The development effort is minimal, but we expect the capital for new server hardware to be approximately $45,000.

Sales and Distribution Strategy

Our goal is for our ad-insertion technology to become a leading product in the cable advertising marketplace in the U.S. and certain international markets. In order to achieve our goal, we intend to increase awareness of our Product with potential customers, who we anticipate will be small cable operators. We also intend to sell advertising space to local and national advertisers.

We have already begun to sell our ad spots and are booking many national, regional, local, and political advertisers on our current operating systems. Some of the most active are Arby’s, Chevrolet, Ford, KFC, Cold Stone Creamery, Coke, Buick, Suzuki, Great Clips, Red Lobster, Obama, and more.

We successfully completed a beta rollout to 12 sites in early 2008, and have since increased our customer base to 25 cable TV systems. This customer base is comprised of several Universities and small cable operators for an installed base of some 225,889 subscribers. We are ready to expand this customer base with 195 additional multi-year contracts that have already been signed, increasing our installed base to 824,400 in 2010, and 4,255,200 in 2011. Additionally, we have multiple five-year contracts pending, which, when concluded, will increase this installed base to 11,671,299 in 2012 and 22,135,200 in 2013. We anticipate monthly revenues on average of $4 to $6 per subscriber once fully deployed.

We feel that we can realize our revenue projections by completing the hundreds of contracts we already have. Additionally, we intend to increase this installed base by closing on some of thousands of potential future contracts.

Our sales representatives promote and sell our Products to cable system operators, and promote and sell advertising spots to local and national advertisers. These sales representatives are responsible for soliciting, selecting and securing accounts within a particular regional territory. We pay our sales representatives on a commission basis. In addition, we pay each sales representative a base salary. We provide service and support to our sales representatives, including advertising and sales materials. If we determine to expand our sales internationally, we will employ sales personnel in India, Latin America, and Canada.

Intellectual Property Protection

We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product formulas, proprietary manufacturing processes and technologies, product research and concepts, and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

We are currently consulting with law firms to protect our brand name and product design. While there can be no assurance that registered trademarks will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Results of Operations

Years Ended December 31, 2008 and 2007, and Eleven Months Ended November 30, 2009

Our revenues have increased in each fiscal period. We reported revenues of $32,481 during the year ended December 31, 2007, increasing to $170,040 in 2008 and $431,909 for the first eleven months of 2009.

General & administrative expenses are increasing but not as quickly. G&A decreased to $382,890 in December 31, 2008 from $383,694 in December 31, 2007 but increased to $435,243 in the first eleven months of 2009. We have found that additional growth in revenues does not require that we significantly add to the corporate overhead.

We incurred a net loss of $74,613 for the eleven months ended November 30, 2009, and $269,186 and $369,323 for the years ended December 31, 2008 and 2007, respectively.

Off Balance Sheet Transactions

We have had no off balance sheet transactions.

Critical Accounting Policies

Our significant accounting policies are described in Note 1 of the Financial Statements.

Liquidity and Capital Resources

As of November 30, 2009, we had total current assets of $130,384 and total assets in the same amount. Our total current liabilities as of December 31, 2008 were $669,054.  Thus, we had a working capital deficit of $538,670 as of December 31, 2008.

Operating activities used $46,729 in cash for eleven months ended November 30, 2009. Our net loss of $74,613 and increase in accounts receivable of $91,170 offset by an increase in accounts payable of $119,054 was the reason for our negative operating cash flow. There were no cash flows associated with investing activities during the eleven months ended November 30, 2009. Cash flows provided by financing activities during the eleven months ended November 30, 2009 was $118,250 consisting entirely of proceeds from related party advances.

We anticipate requiring $2,000,000 in order to implement the plan discussed herein and service the contracts, which we have already signed. Based upon our current financial condition, we do not have sufficient cash to operate our business at the planned level for the next twelve months. We intend to fund operations through increased sales and debt and/or equity financing arrangements, which may be insufficient to fund expenditures or other cash requirements. We plan to seek additional financing in a private equity offering to secure funding for operations. There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

RISK FACTORS

The following are certain identifiable risk factors for Ad System’s business operations.  Risk factors related to our former business operations have been excluded but can be found in prior filings with the Securities and Exchange Commission.

Risks Related to Our Financial Condition

Because We Have Reoccurring Losses, It is Uncertain Whether We Will Be Able to Achieve Our Business Objectives.

We incurred net losses of $74, 613 for the eleven months ended November 30, 2009, and $269,186 and $369,323 for the years ended December 31, 2008 and 2007, respectively.  We cannot assure you that we will not sustain similar or higher net losses or that we will ever sustain profitability on a quarterly or annual basis at any time in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including the current market for our Products and Services. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

Because We Have Limited Operating Capital, and If We are Not Successful in Continuing to Grow Our Business and Obtaining Additional Capital, Then We May Have to Scale Back or Even Cease Our Ongoing Business Operations.

We do not have sufficient capital for current operations through our cash position and current cash flows. We had a working capital deficit of $538,670 as of November 30, 2008. We anticipate requiring $2,000,000 in order to implement the plan discussed herein and service the contracts, which we have already signed.  It is anticipated that the company will need continued financing for rapid growth to deploy the companies’ technology into an un-served cable TV universe of nearly 30 million homes.  If the company grew slower it may be able to organically grow its base through its revenues

We will require additional financing to pay our debts, operate our business and to fund our growth plans.  There can be no assurance that we will be able to obtain such financing on attractive terms, if at all. We have no firm commitments for additional cash.  If we are not able to raise capital and operate profitably, we may have to scale back or cease operations and investors may lose some or all of their investment in our company.

Because Our Independent Auditors Have Expressed Substantial Doubt About our Ability to Continue as a Going Concern, You May Lose All Your Investment in Us.

In their report in connection with our audited financial statements, our independent auditors stated that our financial statements for the years ended December 31, 2008 and 2007 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern was raised as an issue because our ongoing source of revenues is not sufficient to cover our operating costs. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit as well as to obtain necessary funding from outside sources, including private equity and debt financing and accelerating our sales growth. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Risks Related to Our Business

Because We Have a Limited Operating History, it is Difficult to Evaluate Your Investment in our Stock.

Your evaluation of our business will be difficult because we have a limited operating history.  We have only recently begun to offer our Products and Services. To date, revenues are not substantial enough to maintain operations and continued growth  without additional capital injection if we determine to pursue a growth strategy before significant revenues are generated. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations; and our need to manage expanding operations.  Our business strategy may not be successful, and we may not successfully address these risks.  If we are unable to sustain profitable operations, investors may lose their entire investment in us.

Because We Depend on One Principal Supplier for the Majority of our Merchandise, a Disruption in Supply or a Change in our Relationship Could Have a Material Adverse Effect on our Business.

We are currently reliant on a single vendor, Vela Research, for a playback module that is incorporated in our Product. We have a good relationship with this company and there is product available for our planned deployments for the current fiscal year.  We are however researching other vendor options.

A change of merchandise suppliers, a disruption in supply or a significant change in our relationship with our principal merchandise suppliers could have a material adverse effect on our business, cost of goods sold, financial condition and results of operations.

Because We Have Limited Manufacturing Capabilities, We Rely Heavily on a Third-Party Manufacturer For One of the Our Proprietary System Components and if that Manufacturer Fails to Devote Sufficient Time and Resources to Our Concerns, Or if its Performance is Substandard, We May  Be Delayed in Deployment to Our Customers and Our Business Could  Suffer.

We have dedicated time and resources towards choosing a manufacturer to build our systems and because of that we are somewhat reliant on a contract manufacturer, Sanmina Inc of Salt Lake City, to build our Products. The existing manufacturer is the only one that is geographically close to our offices, which allows our management overview of production.

We have no current in-house expertise in manufacturing our Products for commercial purposes and do not currently have any manufacturing facilities. Consequently, we depend on, and will continue to depend on, our manufacturer for all production of Products for development and commercial purposes. If we are unable to obtain or retain third-party manufacturers, we will not be able to develop or commercialize our Products. Our reliance on contract manufacturers also exposes us to the following risks:

▪
Contract manufacturers may encounter difficulties in achieving volume production, quality control and quality assurance, and also may experience shortages in qualified personnel. As a result, our contract manufacturers might not be able to meet our clinical schedules or adequately manufacture our products in commercial quantities when required;

▪
Switching manufacturers may be difficult because the number of potential manufacturers is limited. It may be difficult or impossible for us to find a replacement manufacturer quickly on acceptable terms, or at all;

▪	our contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business for the time required to successfully produce, store or distribute our Products; and

Our current dependence upon third parties for the manufacture of our Products may harm our profit margin, if any, on the sale of our future Products and our ability to develop and deliver Products on a timely and competitive basis.

Because We are Dependent on Major Customers, the Loss of Any of Our Key Customers Could Adversely Affect our Sales.

We receive over 50% of our current revenue from two major customers: National Cable Cooperative (NCC) and Tel-America for advertising spots. Although our business plan dictates that we seek to broaden our advertiser  base, we anticipate that a small number of advertisers and agencies  will continue to account for a large concentration of our sales. We do not have written agreements in place with our major customers.  Although we hope to begin to enter into long term annual contracts, of which there is no guarantee, our relationship with these advertisers is continually changing with the economy and system count and could change at any time. Our business, results of operations and financial condition could be adversely affected if:

▪	We lose any of our significant advertiser or TV system customers;

▪	any of these advertisers decrease their business output with us;

▪	any of these advertisers or their clients encounter financial difficulties, resulting in the inability to pay vendors or liquidation; or

▪	we experience any other adverse change in our relationship with any of these advertisers or customers.

Because We are Dependent on the Cable TV  and Video streaming Industry, if We are Unable to Maintain Working Relationships with Players in this Industry, Our Business Could Be Adversely Affected.

We are dependent on the 2nd and 3rd tier  cable TV providers, similar to the likes of COMCAST, Time Warner Cable, Cox Cable etc. These companies typically will service less than 50,000 subscribers in any given location. We enter into five year or longer contracts to place our technology and to market the ad time on the cable networks to the cable company customer.

If we are unable to maintain distribution agreements with cable and Multi-dwelling Unit private satellite distributors on acceptable terms, our revenues and profitability could be negatively affected.  We enter into long-term contracts for the distribution of our advertising platform on national cable television networks on cable TV and satellite TV systems. Our long-term distribution arrangements enable us to reach a large percentage of cable and direct broadcast satellite households in large private cable TV systems across the United States. As these contracts expire, we must renew or renegotiate them however the company typically has automatic renewal language in the service contracts it enters into with the cable TV operator.. If however we are unable to renew them on acceptable terms, we may lose distribution rights. The loss of a significant number of affiliation arrangements on basic programming tiers could reduce the sales and distribution of our ad insertion systems on national cable networks., thereby adversely affecting affiliate fee revenue, and potentially impacting our ability to sell advertising or the rates we charge for such advertising. . Consolidation among cable television system operators has given the largest cable and satellite television systems considerable leverage in their relationship with programmers. The two largest cable television system operators provide service to approximately 41 percent of households receiving cable or satellite television service today, while the two largest satellite television operators provide service to an additional 30 percent of such households. Continued consolidation within the industry could reduce the number of distributors available to carry our programming, subject our affiliate fee revenue to greater volume discounts, and further increase the negotiating leverage of the cable and satellite television system operators.

Because the Markets For Our Products and Services Are Subject to Rapid Technological Change, If We are Unable to Continually Upgrade and Expand our Systems, our Business Will Fail.

The markets for our technology, Products and Services are characterized by rapid technological change, frequent new product introductions, substantial capital investment, changes in customer requirements and evolving industry standards with respect to the protocols used in data communications, telecommunications and cable TV networks. Our future performance will depend on the continued development, introduction and market acceptance of new and enhanced Products and Services that address these changes as well as current and potential customer requirements. The introduction of new and enhanced products may cause our customers to defer or cancel orders for existing Products and Services. In addition, a slowdown in demand for existing Products ahead of a new product introduction could result in a write-down in the value of inventory on hand related to existing Products. To the extent customers defer or cancel orders for existing products due to a slowdown in demand or in the expectation of a new product release or if there is any delay in development or introduction of our new products or enhancements of our products, our operating results would suffer. We also may not be able to develop the underlying core technologies necessary to create new products and enhancements, or to license these technologies from third parties. Product development delays may result from numerous factors, including:

▪	changing product specifications and customer requirements;

▪	unanticipated engineering complexities;

▪	expense reduction measures we have implemented, and others we may implement, to conserve our cash and attempt to achieve and sustain profitability;

▪	difficulties in hiring and retaining necessary technical personnel;

▪	changing market or competitive product requirements.

The development of new, technologically advanced products is a complex and uncertain process requiring high levels of innovation and highly skilled engineering and development personnel, as well as the accurate anticipation of technological and market trends. The introduction of new products also requires significant investment to ramp up production capacity, for which benefit will not be realized if customer demand does not develop as expected. Ramping of production capacity also entails risks of delays which can limit our ability to realize the full benefit of the new product introduction. We cannot assure you that we will be able to identify, develop, manufacture, market or support new or enhanced products successfully, if at all, or on a timely basis. Further, we cannot assure you that our new products will gain market acceptance or that we will be able to respond effectively to product announcements by competitors, technological changes or emerging industry standards. Any failure to respond to technological change would significantly harm our business.

The Cable Industry in Which We Operate is Subject to  Governmental Change and Regulation, Which Could Adversely Affect Our Business.

Our sole affect to regulation relates to how cable operators are affected.  If regulation is passed that could have a negative financial affect on the operator providing cable service it would ultimately be a direct affect on us.

Regulation and de-regulation of the cable industry has increased cable operators’ administrative and operational expenses and limited their revenues. Cable operators are subject to, among other things:

▪	rules governing the provision of cable equipment and compatibility with new digital technologies;

▪	rules and regulations relating to subscriber privacy;

▪	limited rate regulation and taxes;

▪	requirements governing when a cable system must carry a particular broadcast station and when it must first obtain consent to carry a broadcast station;

▪	rules for franchise renewals and transfers; and non exclusivity changes in the FCC

▪	other requirements covering a variety of operational areas such as equal employment opportunity, technical standards and customer service requirements.

Additionally, many aspects of these regulations are currently the subject of judicial proceedings and administrative or legislative proposals. There are ongoing efforts to amend or expand the federal, state and local regulation of the cable systems, which may compound the regulatory risks already faced.

If New Competitors Enter the Market and Emulate our Business Model, our Sales and Profitability May be Negatively Materially Impacted.

The cable ad industry is a highly competitive arena with competition continually increasing. There is no assurance that there will not be future competition from other companies that could potentially enter the market and try to emulate our business model. For this reason we seek first long term contracts with cable companies; however, contract loss could result in a decrease in revenue, reduced operating margins and a loss of market share for us at a later date. To remain competitive in both revenue and access to resources and capital, we may be required to make substantial investments in our advertising, distribution network, and sales and marketing activities. In addition, in the event that competitors enter the marketplace, we might face pressure from competitors on the sales prices of our products, as well as from potential customers. As a result of any of these factors, there could be a material adverse effect on our sales and profitability.

If We Experience Third Party Claims of Infringement, Misappropriation of Proprietary Rights or Other Claims, These Could Adversely Affect our Ability to Market our Products, Require Us to Redesign our Products or Seek Licenses from Third Parties, and Seriously Harm our Operating Results. In Addition, the Defense of Such Claims Could Result in Significant Costs and Divert the Attention of our Management or Other Key Employees.

Companies in and related to the cable industry often aggressively protect and pursue their intellectual property rights. There are various intellectual property risks associated with developing and producing new products and entering new markets, and we may not be able to obtain, at reasonable cost and upon commercially reasonable terms, licenses to the intellectual property of others that is alleged to read on such new or existing products. From time to time, we may receive notices that claim we have infringed upon, misappropriated or misused other parties’ proprietary rights. In addition, we or our customers may be sued by other parties that claim that our products have infringed their patents or that we or our current or former employees have misappropriated or misused their trade secrets, or which may seek to invalidate one or more of our patents. An adverse determination in any of these types of disputes could prevent us from manufacturing or selling some of our products, limit or restrict the type of work that employees involved in such litigation may perform for us, increase our costs of revenue, and expose us to significant liability. Any of these claims or litigation may materially and adversely affect our business, financial condition and results of operations. For example, in a patent or trade secret action, a court could issue a preliminary or permanent injunction that would require us to withdraw or recall certain products from the market, redesign certain products offered for sale or under development, or restrict employees from performing work in their areas of expertise.

In addition, governmental agencies may commence investigations or criminal proceedings against our employees, former employees and/or the company relating to claims of misappropriation or misuse of another party’s proprietary rights. We may also have to indemnify some customers and strategic partners under our agreements with such parties if a third party alleges or if a court finds that our products or activities have infringed upon, misappropriated or misused another party’s proprietary rights.

Even if claims or litigation against us are not valid or successfully asserted, these claims could result in significant costs and diversion of the attention of management and other key employees to defend.

Our products may contain technology provided to us by other parties such as contractors, suppliers or customers. We may have little or no ability to determine in advance whether such technology infringes the intellectual property rights of a third party. Our contractors, suppliers and licensors may not be required to indemnify us in the event that a claim of infringement is asserted against us, or they may be required to indemnify us only up to a maximum amount, above which we would be responsible for any further costs or damages. In addition, we may have little or no ability to correct errors in the technology provided by such contractors, suppliers and licensors, or to continue to develop new generations of such technology. Accordingly, we may be dependent on their ability and willingness to do so. In the event of a problem with such technology, or in the event that our rights to use such technology become impaired, we may be unable to ship our products containing such technology, and may be unable to replace the technology with a suitable alternative within the time frame needed by our customers.

We May Not be Able to Adequately Protect or Enforce our Intellectual Property Rights, Which Could Harm our Competitive Position.

Our success and future revenue growth will depend, in part, on our ability to protect our intellectual property. We primarily rely on patent, copyright, trademark and trade secret laws, as well as nondisclosure agreements and other methods, to protect our proprietary technologies and processes. Despite our efforts to protect our proprietary technologies and processes, it is possible that competitors or other unauthorized third parties may obtain, copy, use or disclose our technologies and processes.

We currently manufacture and hold licenses to proprietary patent-pending ad-insertion technology. We have filed for patent pending status as we continue to manufacture, distribute, and sell our ad-insertion technology. When we expand our operations internationally, we intend to apply for patent protection in those countries in which we intend to do business.

We currently have a patent pending on our existing technology, filed in October of 2007. We plan to file at least three more patent applications in the coming year, one for a successor product, and two that pertain to distribution of ad-insertion material and scheduling.

Even if a new patent is issued, the claims allowed may not be sufficiently broad to protect our technology. In addition, any of our patents may be challenged, invalidated or circumvented. As such, any rights granted under these patents may not provide us with meaningful protection. We may not be able to obtain foreign patents or file pending applications corresponding to our U.S. patents and patent applications. Even if foreign patents are granted, effective enforcement in foreign countries may not be available. If our patents do not adequately protect our technology, our competitors may be able to offer products similar to ours.

We generally enter into confidentiality agreements with our employees, consultants and strategic partners. We also try to control access to and distribution of our technologies, documentation and other proprietary information. Despite these efforts, internal or external parties may attempt to copy, disclose, obtain or use our products, services or technology without our authorization. Also, current or former employees may seek employment with our business partners, customers or competitors, and we cannot assure you that the confidential nature of our proprietary information will be maintained in the course of such future employment. Additionally, current, departing or former employees or third parties could attempt to penetrate our computer systems and networks to misappropriate our proprietary information and technology or interrupt our business. Because the techniques used by computer hackers and others to access or sabotage networks change frequently and generally are not recognized until launched against a target, we may be unable to anticipate, counter or ameliorate these techniques. As a result, our technologies and processes may be misappropriated, particularly in countries where laws may not protect our proprietary rights as fully as in the United States.

The Complexity of our Products Could Result in Unforeseen Delays or Expenses and in Undetected Defects, or Bugs, Which Could Damage our Reputation with Current or Prospective customers, Result in Significant Costs and Claims, and Adversely Affect the Market Acceptance of Products.

Highly complex products such as the Products that we offer frequently contain hardware or software defects or bugs when they are first introduced or as new versions are released. Our Products have previously experienced, and may in the future experience, these defects and bugs. If any of our Products contains defects or bugs, or has reliability, quality or compatibility problems, our reputation may be damaged and customers may be reluctant to buy our Products, which could materially and adversely affect our ability to retain existing customers and attract new customers. In addition, these defects or bugs could interrupt or delay sales or shipment of our Products to customers. To alleviate these problems, we may have to invest significant capital and other resources.

For instance, there is a potential risk that a device installed in a cable head end could unintentionally block signals due to an error condition which would result in a claim for reimbursement from an operator.

If any of these problems are not found until after we have commenced commercial production of a new product, we may be required to incur additional development costs and product recall, repair or field replacement costs. These problems may divert our technical and other resources from other development efforts and could result in claims against us by our customers or others, including possible claims for consequential damages and/or lost profits. Moreover, we may lose, or experience a delay in, market acceptance of the affected product or products, and we could lose credibility with our current and prospective customers.

Risks Related to Management

If We Are Unable to Retain the Services of Our Present Management or If We Are Unable to Successfully Recruit Qualified Managerial and Field Personnel Having Experience in Our Industry, We May Not Be Able to Continue Our Operations.

Our success depends to a significant extent upon the continued services of our current management. Loss of their services could have a material adverse effect on our growth, revenues, and prospective business. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and field personnel having experience in our field of business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

Because Our Articles of Incorporation and Bylaws and Nevada Law Limit the Liability of Our Officers, Directors, and Others, Shareholders May Have No Recourse for Acts Performed in Good Faith.

Under our articles of incorporation, bylaws and Nevada law, each of our officers, directors, employees, attorneys, accountants and agents are not liable to us or the shareholders for any acts they perform in good faith, or for any non-action or failure to act, except for acts of fraud, willful misconduct or gross negligence. Our articles and bylaws provide that we will indemnify each of our officers, directors, employees, attorneys, accountants and agents from any claim, loss, cost, damage liability and expense by reason of any act undertaken or omitted to be undertaken by them, unless the act performed or omitted to be performed constitutes fraud, willful misconduct or gross negligence.

Because Our President, Mr. Joseph M. Heil, Owns 60.60% of Our Outstanding Common Stock, Investors May Find That Corporate Decisions Influenced by Mr. Heil Are Inconsistent with the Best Interests of Other Stockholders.

Mr. Heil is our president, chief executive officer and our sole director. He owns approximately 60.60% of the outstanding shares of our common stock. Accordingly, he will have an overwhelming influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, aside from the Merger, the interests of Mr. Heil may still differ from the interests of the other stockholders.

New Legislation, Including the Sarbanes-Oxley Act of 2002, May Make It More Difficult for Us to Retain or Attract Officers and Directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. As a public company, we are required to comply with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Related to Our Securities

Because we do not Expect to Pay Dividends on the Common Stock for the Foreseeable Future, Investors Seeking Cash Dividends Should Not Purchase our Common Stock.

We do not currently intend to pay cash dividends on our common stock and do not anticipate paying any dividends at any time in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends on the common stock in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize gains on their investment. Investors seeking cash dividends should not purchase the common stock.

Our Securities Are Quoted on the OTC Bulletin Board, which will Limit the Liquidity and Price of our Securities More than if our Securities were Quoted or Listed on a National Stock Exchange.

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Our shares are quoted on the OTCBB under the symbol “NNAS.OB.” We anticipate that the market price of our Common Stock will be subject to wide fluctuations in response to several factors, including: our ability to develop projects successfully; increased competition from competitors; and our financial condition and results of our operations. We cannot assure you that our securities will continue to be quoted on the OTCBB. Quotation of our securities on the OTCBB may limit the liquidity and price of our securities more than if our securities were quoted or listed on a national stock exchange. Lack of liquidity may limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

While our Shares are Quoted on the OTC Bulletin Board, We are Required to Remain Current in our Filings with the SEC and our Securities will not be Eligible for Quotation if we are not Current in our Filings with the SEC.

While the common stock is quoted on the OTCBB, we will be required order to remain current in our filings with the SEC in order for shares of the common stock to be eligible for quotation on the OTCBB. In the event that we become delinquent in our required filings with the SEC, quotation of the common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If the common stock is not eligible for quotation on the OTCBB, investors in the common stock may find it difficult to sell their shares.

Because Our President, Mr. Joseph M. Heil, Owns 60.60% of Our Outstanding Common Stock, the Market Price of Our Shares Would most Likely Decline if He Were to Sell a Substantial Number of Shares All at Once Or in Large Blocks.

Our president, Mr. Joseph M. Heil, owns 4,000,000 shares of our common stock, which equates to 60.60% of our outstanding common stock.  In process of time, Mr. Heil will be eligible to sell his shares publicly subject to the volume limitations in Rule 144.  The offer or sale of a large number of shares at any price may cause the market price to fall.  Sales of substantial amounts of common stock or the perception that such transactions could occur may materially and adversely affect prevailing markets prices for our common stock.

If Significant Short Selling Occurs in Connection with the Market for Our Securities on the OTCBB, Short Selling could Increase the Volatility of our Stock Price.

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale. Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of the common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of the common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on OCTBB or any other available markets or exchanges. Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our shareholders.

Because we are Subject to the “Penny Stock” Rules while our Shares are Quoted on the OTC Bulletin Board, the Level of Trading Activity in our Stock may be Reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealers’ presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in the common stock may find it difficult to sell their shares.

If a Substantial Number of Shares are Sold, the Market Price for Our Common Stock Could Decline.

If any of our stockholders sells substantial amounts of our common stock in the public market, the market price of our common stock could fall. In addition, such sales could create the perception of difficulties or problems with our professional services or station acquisition strategy. As a result, these stock sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

Directors and Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees. All of our officers and directors were appointed on the effective date of the Merger. All of our directors hold office until the next annual meeting of stockholders and their successors are duly elected and qualify. Executive officers serve at the request of the board of directors.

Name	Age	Office(s) Held
Joseph M. Heil	55	President, Chief Executive Officer and Director

Set forth below is a brief description of the background and business experience of our current executive officers and directors.

Joseph M. Heil has been our President, CEO, and director since 2010. Since 1980 Mr. Heil has been involved with building, owning and operating Cable Television systems, Satellite Broadcast Networks, Communication Companies and internet based video streaming businesses.  From 1980 to 1985 he owned, built and operated cable TV systems in Arizona that he sold to Cable America and Times Mirror Inc.  In 1984 he started a pay-per-view television company with financing from Pacific Power Financial Services; which within two years sold to a Canadian Public Company, Television Entertainment Network where he worked as Chairman and CEO until 1989.  In 1990, Mr. Heil first consulted and then went to work for Washington D.C. based COMSAT as Director of Operations.  At that time, COMSAT was the world’s largest operator of orbiting geostationary satellites and Satellite delivered Hotel Pay-Per- View Systems.   In 1994, he formed a new organization, Skylink America Inc., with 240,000 subscriber satellite pay- per- view business and moved it Oregon.  After one year of operation he merged this business with a local cellular company that eventually sold to MCI.  In 1995 he owned and managed a satellite transponder leasing company, Programming Services Inc. with leased time from Hughes Satellite.  The company managed long term leased contracts for digital space segment with ATT, Broadcast International Inc and over a dozen Universities and start up niche networks.  Programming Services also operated four digital networks and an uplink and playback facility. Mr. Heil’s Company up-linked the first digital video premium pay content after successfully contracting with all the major movie studios for content.  In 1996 he was offered a position as chairman and CEO of a Bulletin Board public company which he quickly built into AMEX Company, C3D Television Inc. C3D created a worldwide patented technology that produced television special effects programming content.  C3D was sold to a Korean media provider in 2000.  In 2001 Mr. Heil was operating a start-up wireless broadband internet business which merged into a new wireless internet start-up, Corridor Communications Inc. which was acquired by Amnis Systems Inc. a high end video streaming company out of Palo Alto California.  Mr. Heil became the CEO and went on building the company becoming a cable MSO with the acquisition of 27 franchise cable systems.  In May of 2006 Mr. Heil joined Ad Systems Communication Inc. as its CEO and began rebuilding the company’s core business plan from the ground up.  After 24 months of new technology development, beta launches in the lab and field and the filing of the company’s patent application he launched Ad Systems new technology as a turnkey spot cable operator with new state-of the-art technology.   Now 18 months after the official launch the company even though still a start-up has 220,000 subscribers installed, nearly two million under contract and climbing revenues.

Directors

Our bylaws authorize no less than one (1) and no more than thirteen (13) directors. We currently have one director.  Immediately prior to the effective time of the Merger, Ryan Chi Wing So resigned as our President, CEO and director. Sien Ting Cindy Tsang resigned as our Secretary.  Pursuant to the terms of the Merger Agreement, Joseph M. Heil who prior to the Merger was a director of Ad Systems Communications, Inc., was appointed as our sole officer and director.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

There are no family relationships among our directors and executive officers.

Meetings of Our Board of Directors

Our board of directors did not hold any meetings during the most recently completed fiscal year end. Various matters were approved by consent resolution, which in each case was signed by each of the members of the Board then serving.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

To  the best of our knowledge, during the past five years, none of the following  occurred  with  respect  to a present or former director, executive officer, or  employee: (1) any bankruptcy petition filed by or against any business  of which such person was a general partner or executive officer either at  the  time  of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal  proceeding  or  being subject to a pending criminal proceeding  (excluding  traffic  violations and other minor offenses); (3) being subject  to  any order, judgment or decree, not subsequently reversed, suspended or  vacated,  of  any  court  of  competent  jurisdiction,  permanently  or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in  any  type of business, securities or banking activities; and (4) being found by  a  court  of  competent  jurisdiction  (in  a  civil action), the SEC or the Commodities  Futures  Trading  Commission  to  have  violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Committees of the Board

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to both to our officers and to our directors for all services rendered in all capacities to us for our fiscal years ended December 31, 2009 and 2008.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joseph M. Heil President, CEO, Secretary and Director	2009 2008	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Ryan Chi Wing So Former President, CEO, and Director	2009 2008	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Sien Ting Cindy Tsang Former Secretary	2009 2008	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Narrative Disclosure to the Summary Compensation Table

We have not entered into any employment agreement or consulting agreement with our executive officers.  There are no arrangements or plans in which we provide pension, retirement or similar benefits for executive officers.

Although we do not currently compensate our officers, we reserve the right to provide compensation at some time in the future.  Our decision to compensate officers depends on the availability of our cash resources with respect to the need for cash to further our business purposes.

Stock Option Grants

We have not granted any stock options to the executive officers or directors since our inception.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Joseph M. Heil	-	-	-	-	-	-	-	-	-
Ryan Chi Wing So	-	-	-	-	-	-	-	-	-
Sien Ting Cindy Tsang	-	-	-	-	-	-	-	-	-

Compensation of Directors

We do not pay any compensation to our directors at this time. However, we reserve the right to compensate our directors in the future with cash, stock, options, or some combination of the above.

Stock Option Plans

We did not have a stock option plan in place as of December 31, 2009.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 11, 2010, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Name and Address of Beneficial Owners of Common Stock1	Title of Class	Amount and Nature of Beneficial Ownership	% of Common Stock2
Joseph M. Heil	Common Stock	4,000,000	60.60%
DIRECTORS AND OFFICERS – TOTAL		4,000,000	60.60%

5% SHAREHOLDERS
None

1.
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

2.	The percentage shown is based on denominator of 6,600,000 shares of common stock issued and outstanding for the company as of January 27, 2010.

Certain Relationships and Related Transactions

With the exception of the Merger and the agreements discussed herein, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

Our former Chief Executive Officer and sole director, Mr. Ryan Chi Wing So, along with our former Secretary, Sien Ting Cindy Tsang, and our former majority shareholder, Chun Fong Tsang, agreed to purchase our former nano-technology business in exchange for the cancellation and return all of their collective common stock into treasury and the forgiveness of debts we owed to them. Specifically, in the Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (“Asset Transfer Agreement”), these parties retired 6,400,000 shares of our common stock and forgave our company $64,000 in related party payables in exchange for our prior business of nano-technology and any assets that relate to that business.

In June 2008, Mr. Chun Fong Tsang advanced us $48,000.  The advance from this shareholder is non-interest bearing, and due 12 months after receipt of written demand for payment.

As of the date of this annual report, our common stock is traded on the OTC Bulletin Board (the “Bulletin Board”).  The Bulletin Board does not impose on us standards relating to director independence or the makeup of committees with independent directors, or provide definitions of independence.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share.. Immediately following the events described in Item 1.01, there were 6,600,000 shares of common stock issued and outstanding.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series.

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Market Price and Dividends

Ad Systems is, and has always been, a privately-held company. There has never been a public market for the securities of Ad Systems. Ad Systems has never declared or paid any cash dividends on its capital stock. In addition, there has never been a trading market for Ad Systems’s common stock.

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Our shares are quoted on the OTCBB under the symbol “NNAS.OB.”

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending August 31, 2009
Quarter Ended	High $	Low $
August 31, 2009	N/A	N/A
March 31, 2009	N/A	N/A
December 31, 2008	N/A	N/A
September 30, 2008	N/A	N/A

Fiscal Year Ending August 31, 2008
Quarter Ended	High $	Low $
August 31, 2008	N/A	N/A
March 31, 2008	N/A	N/A
December 31, 2007	N/A	N/A
September 30, 2007	N/A	N/A

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders of Our Common Stock

As of February 11, 2010, we had 6,600,000 shares of our common stock issued and outstanding.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;
2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Transfer Agent

The transfer agent for our common stock is Empire Stock Transfer located at 1859 Whitney Mesa Dr. Henderson, NV 89014.

Item 3.02.     Unregistered Sales of Equity Securities

In connection with the Merger, the previous shareholders of Ad Systems received 4,000,000 shares of our common stock. The 4,000,000 shares of our common stock which were issued to the former holders of common stock of Ad Systems on as of the effective date of the Merger were done so in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act.

Item 5.01.     Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Ryan Chi Wing So resigned as our President, CEO and director. Sien Ting Cindy Tsang resigned as our Secretary.  Pursuant to the terms of the Merger Agreement, Joseph M. Heil who prior to the Merger was a director of Ad Systems Communications, Inc., was appointed as our sole officer and director.

Item 5.06.     Change in Shell Company Status.

Following the consummation of the Merger described in Item 2.01 of this Current Report on Form 8-K, we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01.     Financial Statements and Exhibits

Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), the audited financial statements of our predecessor Ad Systems Communications, Inc., a privately held Nevada corporation, for the years ended December 31, 2008 and 2007 and the unaudited financial statements for the eleven months ended November 30, 2009 are filed in this Current Report on Form 8-K as Exhibit 99.2.

Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.

(c)                      Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Agreement of Merger and Plan of Merger
2.2	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations
99.1	Audited financial statements of Ad Systems Communications, Inc. for the years ended December 31, 2008 and 2007, and unaudited financial statements for the eleven months ended November 30, 2009
99.2
Unaudited pro forma consolidated balance sheet as of November 30, 2009 and December 31, 2009; and unaudited pro forma consolidated statement of operations and unaudited pro forma consolidated statement of stockholders’ equity for the eleven months ended November 30, 2009 and the year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 11, 2010	NanoAsia Ltd.

By: /s/ Joseph M. Heil
Joseph M. Heil
Chief Executive Officer